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                                                                      Exhibit 99

FindWhat.com                                                        News Release
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CONTACT:
Karen Yagnesak
FindWhat.com
239-561-7229
kareny@findwhat.com


        FINDWHAT.COM RELEASES 2003 FINANCIAL GUIDANCE, EXPECTS TO MEET OR
                       EXCEED ITS THIRD QUARTER GUIDANCE
            AND WILL ANNOUNCE THIRD QUARTER EARNINGS ON OCTOBER 21ST
     - EXPECTS 2003 REVENUE TO INCREASE 40% WITH 2003 PRE-TAX EPS OF $0.60 -

FORT MYERS, FL - OCTOBER 9, 2002 - FINDWHAT.COM (NASDAQ: FWHT), a leading developer and provider of performance-based marketing services for the Internet, today released financial guidance for full year 2003, announced that it expects to meet or exceed its prior Q3 2002 guidance and that it will release its third quarter financial results on Monday, October 21st at approximately 4:15 p.m. Eastern Time.

FindWhat.com currently expects full year 2003 revenue to increase by 40%, to approximately $55 million, over its current expectation for 2002 revenue of $39.5 million. Pre-tax diluted earnings per share in 2003 are expected to be $0.60, or $12.6 million assuming 21 million diluted shares outstanding. The estimate for pre-tax income represents approximately 40% growth over the Company's current 2002 pre-tax income estimate of $9.1 million. FindWhat.com anticipates generating approximately $7.6 million of net income in 2003, or diluted earnings per share of $0.36, which includes an assumed tax rate of 40%. The Company's current estimates for 2002 net income and diluted earnings per share are $9.1 million and $0.46, respectively, which assumes a tax rate of 0%.

REVENUE
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2002 estimated:   $39.5 million
2003 estimated:   $55 million

PRE-TAX DILUTED EARNINGS PER SHARE
----------------------------------

2002 estimated:   $0.46
2003 estimated:   $0.60

DILUTED EARNINGS PER SHARE
--------------------------

2002 estimated:   $0.46*
2003 estimated:   $0.36**

*Assumes an effective tax rate of 0%.
**Assumes an effective tax rate of 40%.

FindWhat.com also announced that it expects to meet or exceed its Q3 2002 revenue guidance of $10.2 million, pre-tax earnings per share guidance of $0.11, and diluted earnings per share guidance




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of $0.07. The Q3 2002 guidance was given in FindWhat.com's earnings release on
July 22, 2002 and reiterated in its investor conference call that day. Final Q3 2002 results will be released on October 21st.

"Our business and prospects continue to grow, evidenced not only by our historical and projected financial performance, but also from our recently announced strategic expansion offering a unique private label service," said Craig Pisaris-Henderson, Chairman/CEO of FindWhat.com. "In an effort to allow investors to better assess our Company and our current valuation, we wanted to release our 2003 financial guidance now. We will discuss our projections further when we release our final Q3 2002 results."

Pisaris-Henderson, COO/CFO Phillip Thune, and VP-Finance Brenda Agius will participate in a conference call to discuss the results and the outlook for the Company. The call will take place on October 21st at approximately 5:00 p.m. Eastern Time, and will be simulcast on the Internet at http://www.on24.com/clients/default/audioevent.html?eventid=1010&sessionid=1.
Interested parties may e-mail questions in advance of the broadcast to Karen Yagnesak of FindWhat.com at kareny@findwhat.com.

ABOUT FINDWHAT.COM(R)
FindWhat.com operates online marketplaces that connect the consumers and businesses that are most likely to purchase specific goods and services with the advertisers that provide those goods and services. Online advertisers determine the per-click fee they will pay for their advertisements, which FindWhat.com and its private-label partners such as Terra Lycos's Lycos.com and HotBot distribute to millions of Internet users. The FindWhat.com network includes hundreds of distribution partners, such as CNET's Search.com, Excite, Webcrawler, NBCi, MetaCrawler, Dogpile, and Go2Net. Advertisers bid against each other for particular keywords or phrases through an open, automated, bid-for-position system, where the advertisement of the website with the highest bid appears first, with all other advertisers listed in descending bid order. This cost-effective, pay-for-performance model allows Web advertisers to pay only for those prospects who click through to their sites, and increase their potential for exposure through the millions of advertisements distributed throughout the network per day. More information on FindWhat.com is available on the Company's Web site at http://www.FindWhat.com.

FORWARD LOOKING STATEMENTS
This press release contains certain forward-looking statements that are based upon current expectations and involve certain risks and uncertainties within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Words or expressions such as "plan", "intend", "believe", "project", "guidance", "estimate", or "expect", or variations of such words and similar expressions are intended to identify such forward-looking statements. Key risks are described in FindWhat.com's reports filed with the U.S. Securities and Exchange Commission. Readers should note that these statements may be impacted by several factors, including economic changes and changes in the Internet industry generally and, accordingly, FindWhat.com's actual performance and results may vary from those stated herein, and FindWhat.com undertakes no obligation to update the information contained herein.

(R)Registered Trademark of FindWhat.com

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